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                                                                      EXHIBIT 5

                        OPINION OF SIROTE & PERMUTT, P.C.

                      (SIROTE & PERMUTT, P.C. - LETTERHEAD]


                                February 11, 1997


Capstone Capital Corporation
1000 Urban Center Drive
Suite 630
Birmingham, Alabama   35242


                  Re:      Registration Statement on Form S-8
                           Registration No. 33-


Gentlemen:

                  We have acted as your counsel in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on February 11, 1997, for the registration of up to 1,063,600 shares of Common Stock, $.001 par value (the "Shares") of Capstone Capital Corporation (the "Company") pursuant to the Company's 1994 Stock Incentive Plan.

                  In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Tax Matters" in the 10(a) prospectus included in the Registration Statement.


                                                     Very truly yours,



                                                     /s/ SIROTE & PERMUTT, P.C.
                                                     SIROTE & PERMUTT, P.C.